UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 1, 2011

ASPA GOLD CORP.
(Formerly, Renaissance BioEnergy Inc.)
 (Exact name of registrant as specified in its charter)

NEVADA	000-53435
(State or other jurisdiction of incorporation)	(Commission File No.)

36101 Bob Hope Dr., Suite E5-238
Rancho Mirage, California   92270
 (Address of principal executive offices and Zip Code)

760-660-4804
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

Lease of Crown King Dumps

On May 1, 2011, we entered into a mineral and mining lease of 7.11 acres of the Buckeye patented mining claim located in the Pine Grove Mining District, Yavapai County, Arizona, with Clark Copper Mines, LLC (the “lessor”).  The Company believes that a major portion of the dumps of the historic Crown King Gold Mine are located on this acreage, with an estimated 100,000+ tons of stacked surface material which emanated from the historic Crown King Mine.  In addition, the property includes approximately 400 linear feet of the Crown King vein, as well as the discovery shaft and former assay house for the mine. Water is reportedly available from flooded mine workings under the property.

The Crown King property is accessible from Phoenix, Arizona as follows:  48 miles north on Interstate Highway 17 to Exit 248, Bumble Bee; 28 miles west on Crown King Road (portions unpaved); then 2 miles up the mountain on unpaved Gladiator Mine Road to the property.

Since the Dumps are located on the surface, there is no need to mine the material.  It can be loaded on dump trucks by excavating equipment.  However, there is no nearby mill to process the material.  The Company intends to investigate procurement of a portable mill that could be used at Crown King and later disassembled and shipped to another Company location, specifically Oatman.

Previous Exploration Results

During 2009 another mining company completed a trenching program to test the Crown King Dumps.  Eight (8) trenches were dug with a backhoe, and the samples averaged 7.00 grams (0.25 ounces) per ton gold and 31.23 grams (1.10 ounces) per ton silver.  In addition, a grab sample from the surface of trench 8 was assayed.  Results were as follows:

Trench #	Sample Depth (feet)	Sample Weight (kg)	Gold (g/T)	Silver (g/T)
1	5	1.67	0.883	9.100
2	4	1.76	1.945	20.800
3	6	1.98	0.928	8.000
4	7	1.98	0.816	11.300
5	6	2.03	0.369	7.400
6	5	1.39	45.300*	61.000
7	8	1.81	2.390	30.200
8	3	2.55	3.370	102.000**
8	(grab sample)	0.86	30.700*	404.000**

Assays were performed and reported in March 2009 by ALS Chemex, ALS USA Inc.  The analytical method performed on the gold samples was “FA&ICP AES Fin” and “Ore Gr Elements – Aqua Regia” for silver samples, except for samples noted below:
*“FA& Grav Fin”
** “35 Elem Aqua Regia ICP-AES”

An additional eleven (11) samples from the Crown King Dumps were analyzed by gravimetric fire assay by Skyline Assayers and Laboratories, Tucson, Arizona, in April 2009, with the samples averaging  144.36 grams per ton (5.09 ounces per ton) gold and 281.36 grams per ton  (9.92 ounces per ton) silver:

Sample #	Gold (g/T)	Silver (g/T)
CK-09-09	0.03	<3
CK-09-10	2.50	550
CK-09-11	1.70	200
CK-09-12	583.00	1150
CK-09-13	1.90	30
CK-09-14	4.10	100
CK-09-15	133.00	460
CK-09-16	1.50	215
CK-09-17	1.54	77
CK-09-18	47.75	135
CK-09-19	33.90	178

It is apparent that the results of the April 2009 assays were significantly higher than the results from the March 2009 assays.  The April 2009 assay results are also higher than the reported average historic grade for Crown King ore, which was reported by the US Bureau of Mines in 1936 to be 0.5 ounce per ton gold and 4 ounces per ton silver.  The Company intends to initiate its own sampling program of the Crown King dumps to verify the previous exploration results, which work may shed light on this apparent discrepancy.

Crown King Mine History

The Buckeye lode mining claim was originally located in 1875, and was in production by the late 1880’s.  A mineral survey by the U. S. Surveyor General’s Office was completed in 1882, and the Crowned King Mining Company was incorporated in 1888.  The mine produced approximately $1,500,000 in gold and silver prior to being closed by litigation in 1899.  This was at an official United States gold price of $20.67 per ounce, so the production through 1899 would have been approximately 72,500 ounces of gold equivalent.  Approximately $242,000 of dividends were paid by the Crown King Mining Company to its shareholders during this time period.

During the early days, the ore was mined from the surface.  From 1890 to 1895 the property was operated by the Crown King Mining Co.  Its 10-stamp mill recovered $10 to $12 per ton from the mill plates and made a lead concentrate that contained $150 to $350 in gold and silver per ton (again at an official gold price of $20.67 per ounce).  The middlings were stockpiled on the Crown King dumps.  Prior to the closing of the property by court order, the ore shoot was followed to a depth of 650 feet.  Mine workings included a shaft 480 feet deep, a 913 foot tunnel 150 feet below the collar, and a main shaft sunk from the tunnel level to a depth of 500 feet. There are reportedly five mine levels about 100 feet apart, each extending north about 1,200 feet (these northern workings not on Buckeye claim) and south from 200 to 300 feet (some of these southern workings may be on the Company’s property).

A number of attempts were made to reopen the Crown King Mine following the conclusion of litigation in 1909.  This included efforts to recover values from both the dumps and the tailings (the tailings are not located on the Company’s property).  Efforts to recover gold from the dumps are reported in 1916 and in 1928.  These efforts did not meet with much success, reportedly because the dump material was “refractory” and the gold and silver values were difficult to recover.  As a result, it has been reported that as much as 75% of the Crown King Dumps remain intact and are available to the Company.  Given this history, the Company’s management intends to do a full review of the metallurgy, with bench scale testing and development of a flow chart by a professional metallurgist, prior to making a decision to initiate commercial operations at Crown King.  As a result of present metallurgical uncertainties, the Company’s management does not consider that a proven or probable “reserve” exists at Crown King at this time.

Crown King Geology

A series of north-easterly trending gold and silver-bearing quartz vein systems cross the Southern Bradshaw Mountains.  These shear controlled quartz vein systems are contained in a tongue of preCambrian Yavapai Schist, which is in contact with Mesozoic granitic rocks to the north and west.  The vein systems are continuous and some can reportedly be traced on surface for miles along strike and over 1,000 feet in vertical relief.  At the Crown King Mine, the vein cuts across the contact between granodiorite and Yavapai Schist.  The schist is of sedimentary origin and in places quartzitic.  At the level of the outside shaft (immediately north of the Company’s property) there is a dike of rhyolite porphyry.  According to a 1926 bulletin published by the U.S. Geological Survey, the Crown King ore consisted of a quartz filling with much sphalerite (zinc sulfide) and pyrite (iron sulfide) and some chalcopyrite (copper iron sulfide) and native gold.  It is the Company’s belief that the presence of sulfides in the ore interfered with historic precious metal recovery; thus, metallurgical review is important in order to devise an economic method to remove the sulfur so that it does not interfere with recovery.   There is no assurance that an economic recovery method can be devised.

Terms of the Crown King Lease

The Crown King Lease is for a term of three (3) years, and the Company may renew the Crown King Lease for up to three renewal terms of three (3) years each.  The Company may terminate the Lease at any time without penalty.

Pursuant to the Lease, the Company agreed to issue 500,000 shares of the Company’s Class A Preferred Stock to the lessor. Each share of Class A Preferred Stock will have a stated value of $0.10 per share, and will be convertible into common stock of the Company on a 1 for 1 basis on and after January 31, 2012. The Company found it advantageous to issue preferred stock for this acquisition because the lessor valued the shares at $0.10 per share, thus producing negative dilution for the Company’s existing common shareholders at the Company’s current market price of approximately $0.03 per share.

The Company agreed to pay the lessor a net smelter returns royalty at a flat rate of 4%.   There is a minimum royalty of $20,000 per year payable annually in arrears to the lessor, with the first payment due on April 30, 2012.

ITEM 9.01	Exhibits

99.1	Crown King Mineral and Mining Lease dated May 1, 2011 between ASPA GOLD CORP. and Clark Copper Mines, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 3rd day of May, 2011.

ASPA GOLD CORP.,

BY:	/s/ Ronald Yadin Lowenthal
Name:Ronald Yadin Lowenthal Title: President and CEO